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                                                                 Exhibit No. 4.3

                             COGENTRIX ENERGY, INC.

                                       and

                            FIRST UNION NATIONAL BANK

                                     Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 20, 1998

                           Supplementing that certain

                                    INDENTURE

                          Dated as of October 20, 1998

                    Authorizing the Issuance and Delivery of

                             Senior Debt Securities

            consisting of $420,000,000 aggregate principal amount of

                           8.75% Senior Notes due 2008


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                                TABLE OF CONTENTS

                                                                            Page

RECITALS.......................................................................1

ARTICLE I. CERTAIN DEFINITIONS.................................................2
         Section 1.1.  Certain Definitions.....................................2

ARTICLE II. THE NOTES.........................................................15
         Section 2.1.  Issuance of Notes......................................15
         Section 2.2.  One Series of Notes....................................17
         Section 2.3.  Interest on the Notes; Payment of Interest.............17
         Section 2.4.  Redemption.............................................18
         Section 2.5.  Exchange of Initial Notes for Exchange Notes...........18
         Section 2.6.  Transfer and Exchange..................................18

ARTICLE III. CERTAIN COVENANTS................................................31
         Section 3.1.  Limitation on Debt.....................................31
         Section 3.2.  Limitation on Subsidiary Debt..........................32
         Section 3.3.  Limitation on Restricted Payments......................34
         Section 3.4.  Limitations on Dividends and Other Payment
                       Restrictions Affecting Subsidiaries....................35
         Section 3.5.  Restrictions on Dispositions...........................36
         Section 3.6.  Limitations on Transactions with Affiliates............39
         Section 3.7.  Limitations on Liens...................................40
         Section 3.8.  Repurchase of Notes Upon a Change of Control...........41
         Section 3.9.  Restrictions on Mergers, Consolidations
                         and Sales of Assets..................................42
         Section 3.10. Limitations on Sale/Leaseback Transactions.............43
         Section 3.11. Change in Covenants When Notes are Rated
                         Investment Grade ....................................44

ARTICLE IV. EVENTS OF DEFAULT.................................................44
         Section 4.1.  Events of Default Defined; Acceleration of Maturity;
                         Waiver of Default....................................44

ARTICLE V. MISCELLANEOUS......................................................47
         Section 5.1.  Reference to and Effect on the Base Indenture..........47
         Section 5.2.  Waiver of Certain Covenants............................47
         Section 5.3.  Ranking................................................47
         Section 5.4.  Defeasance of Certain Obligations......................47
         Section 5.5.  Supplemental Indenture May be Executed In
                         Counterparts.........................................48
         Section 5.6.  Effect of Headings.....................................48
         Section 5.7.  Governing Law..........................................48

Exhibit A         Form of Note...............................................A-1
Exhibit B         Form of Certificate of Transfer............................B-1
Exhibit C         Form of Certificate of Exchange............................C-1
Exhibit D         Form of Certificate from Acquiring IAI.....................D-1


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               FIRST SUPPLEMENTAL  INDENTURE,  dated as of October 20, 1998 (the
"Supplemental Indenture"), between Cogentrix Energy, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (the "Company"), and First Union National Bank, a National Banking Association, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of October 20, 1998, between the Company and the Trustee (the "Base Indenture," and together with this Supplemental Indenture, the "Indenture").

                                    RECITALS

               WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (the "Securities") to be issued in one or more series as provided for in the Base Indenture;

               WHEREAS, the Base Indenture provides that the Securities of each series shall be in substantially the form set forth in the Base Indenture, or in such other form as may be established by or pursuant to a Board Resolution or in one or more indentures supplemental thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Base Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistent herewith, be determined to be required by the officers executing such Securities, as evidenced by their execution thereof;

               WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of (i) on October 20, 1998 (the "Issue Date"), $220,000,000 aggregate principal amount of its senior notes authorized pursuant to the Indenture designated as its 8.75% Series A Senior Notes due 2008 (the "Initial Notes"), (ii) if and when issued, up to $200,000,000 aggregate principal amount of its additional "add-on" notes which may be offered subsequent to the Issue Date (the "Subsequent Add-on Notes"), (iii) if and when issued pursuant to a registered exchange offer for Initial Notes or Subsequent Add-on Notes, its 8.75% Series B Senior Notes due 2008 (the "Exchange Notes"), and (iv) if and when issued pursuant to a private exchange for Initial Notes or Subsequent Add-on Notes, its 8.75% Series B Senior Notes due 2008 (the "Private Exchange Notes," and together with the Initial Notes, the Subsequent Add-on Notes and the Exchange Notes, the "Notes") and the Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, the Notes pursuant to the terms of this Supplemental Indenture and substantially in the form set forth as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Base Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes;

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               WHEREAS,  all acts and things  necessary to make the Notes,  when the Notes have been executed by the Company and authenticated by the Trustee and delivered as provided in the Base Indenture and this Supplemental Indenture, the valid, binding, and legal obligations of the Company and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery by the Company of the Base Indenture and this Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized;

               NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

               In order to declare the terms and conditions upon which the Notes are authenticated, issued, and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

                         ARTICLE I. CERTAIN DEFINITIONS.

SECTION 1.1.  CERTAIN DEFINITIONS.

               The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this
Section 1.1. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All other terms used in this Supplemental Indenture that are defined in the Base Indenture or the Trust
Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental
Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

               "AGENT" means any Security Registrar or Paying Agent.

               "ACQUISITION DEBT" means Debt of any Person existing at the time such Person became a Subsidiary of the Company (or such Person is merged into the Company or one of its Subsidiaries) or assumed in connection with the acquisition of assets from any such Person (other than assets acquired in the ordinary course of business), including Debt Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (but excluding Debt of such Person which is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of the Company).

               "ADJUSTED CONSOLIDATED NET INCOME" means for any period, for any Person the aggregate Net Income (or loss) of such Person and its consolidated Subsidiaries for such period determined in conformity with GAAP plus the Net Income of any Subsidiary of such Person for prior periods to the extent such Net Income is actually paid in cash to such Person during such period plus the Net Income of such Person (other than a Subsidiary thereof) in which any third

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Person has a joint  interest for prior  periods to the extent such Net Income is actually paid in cash to such Person during such period; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the Net Income (or loss) of such Person (other than a Subsidiary thereof) in which any third Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to such Person during such period by such Person in which the joint interest is held, which dividends and distributions shall be included in such computation; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (c)(i) or (c)(ii) of
Section 3.3 hereof (and in such case, except to the extent includable pursuant to clause (i) above), the Net Income (if positive) of such Person accrued prior to the date it becomes a Subsidiary of any other Person or is merged into or consolidated with such other Person or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such other Person or any of its Subsidiaries; (iii) the Net Income of any Subsidiary of such Person, except to the extent that (A) such Net Income (if positive) is actually paid in cash to such Person during such period and (B) such Net Income (if negative) is actually paid in cash to such Subsidiary during such period;
(iv) any gains or losses (on an after-tax  basis)  attributable  to Asset Sales;
(v) the cumulative effect of a change in accounting principle; and (vi) any amounts paid or accrued as dividends on Preferred Stock of such Person or Preferred Stock of any Subsidiary of such Person.

               "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and CEDEL that apply to such transfer or exchange.

               "ASSET ACQUISITION" means (i) an investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged into or consolidated with the Company or any of its Subsidiaries or (ii) an acquisition by the Company or any of its Subsidiaries of the Property of any Person other than the Company or any of its Subsidiaries that constitutes substantially all of an operating unit or business of such Person.

               "ASSET DISPOSITION" means, with respect to any Person, any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale-leaseback) by such Person or any of its Subsidiaries to any Person (other than to such Person or a Subsidiary of such Person and other than in the ordinary course of business) of (i) any Property of such Person or any of its Subsidiaries or (ii) any shares of Capital Stock of such Person's Subsidiaries. For purposes of this definition, any disposition in connection with directors' qualifying shares or investments by foreign nationals mandated by applicable law shall not constitute an Asset Disposition. In addition, the term "Asset Disposition" shall not include (i) any sale, transfer, conveyance, lease or other disposition of the Capital Stock or assets of Subsidiaries pursuant to the terms of any power sales agreements or steam sales agreements to which such Subsidiaries are parties as of the date of this Indenture or pursuant to the terms of any power sales agreements or steam sales agreements to which such Subsidiaries become a party after such date if the Board of Directors determines in good faith (evidenced by a Board resolution) that such provisions are necessary in order to effect such agreements and are reasonable, (ii) any sale, transfer, conveyance, lease or other disposition of assets governed by
Section 3.9 hereof, (iii) the sale, transfer, conveyance, lease or other disposition of the Capital Stock or assets of the following: (A) Cogentrix of Pennsylvania, Inc.; and (B) ReUse Technology, Inc. and (iv) any transaction or

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series of related  transactions  consisting of the sale,  transfer,  conveyance, lease or other disposition of Capital Stock or assets with a fair market value aggregating less than $5 million. The term "Asset Disposition" also shall not include (i) the grant of a Lien by any Person in any assets or shares of Capital Stock securing a borrowing by, or contractual performance obligation of, such Person or any Subsidiary of such Person or any Joint Venture in which such Person has an interest, which Lien is not prohibited under Section 3.7 hereof or the exercise of remedies hereunder or (ii) a sale-leaseback transaction involving substantially all of the assets of a Power Generation Facility where a Subsidiary of the Company sells the Power Generation Facility to a Person in exchange for the assumption by that Person of the Debt financing the Power Generation Facility and the Subsidiary leases the Power Generation Facility from such Person.

               "ASSET SALE" means the sale or other disposition by the Company or any of its Subsidiaries (other than to the Company or another Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Subsidiary of the Company or (ii) all or substantially all of the Property that constitutes an operating unit or business of the Company or any of its Subsidiaries.

               "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

               "ATTRIBUTABLE VALUE" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

               "AVERAGE LIFE" means, at any date of determination with respect to any Debt security or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of (A) the number of years from such date of determination to the dates of each successive scheduled principal or involuntary liquidation value payment of such Debt security or Preferred Stock, respectively, multiplied by (B) the amount of such principal or involuntary liquidation value payment by (ii) the sum of all such principal or involuntary liquidation value payments.

               "CAPITALIZED LEASE" means, as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

               "CERTIFICATED NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

               "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

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          (i) prior to the initial Public Equity Offering Consummation Date, any
     "person" (as such term is used in Sections  13(d) and 14(d) of the Exchange
     Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, or has the absolute power to direct the vote of, with respect to the election of directors of the Company, shares of Capital Stock entitled to cast more than the greater of (x) 35% or (y) the Original Group Percentage of the votes entitled to be cast with respect to the election of directors of the Company. The "Original Group Percentage" shall mean, as of any date of determination, the percentage of the votes entitled to be cast with respect to the election of directors of the Company, by the Permitted Holders and by persons who have agreed to vote as directed by the Permitted Holders with respect to the election of such directors;

          (ii) subsequent to the initial Public Equity Offering Consummation Date, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), any person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

          (iii) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors elected by such Board of Directors or nominated for election by the shareholders of the Company by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

               Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if one or more of the above events occur or circumstances exist and, after giving effect thereto, the Notes are rated Ba1 or better by Moody's Investors Service, Inc. and BB+ or better by Standard & Poor's Corporation.

               "CHANGE OF CONTROL  OFFER" has the  meaning  set forth in Section
3.8 hereof.

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               "CONSOLIDATED  EBITDA" of any  Person  for any  period  means the
Adjusted  Consolidated  Net  Income  of such  Person,  plus  (i)  income  taxes,
excluding   income  taxes  (either   positive  or  negative)   attributable   to
extraordinary and non-recurring gains or losses or Asset Sales, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, (ii) Consolidated Fixed Charges, (iii) depreciation and amortization expense, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, (iv) all other non-cash items reducing Adjusted Consolidated Net Income for such period, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP and (v) the aggregate amount actually received in cash by such Person during such period relating to non-cash items increasing Adjusted Consolidated Net Income for prior periods, and less (i) all non-cash items increasing Adjusted Consolidated Net Income during such period and (ii) the aggregate amount actually paid in cash by such Person during such period relating to non-cash items reducing Adjusted Consolidated Net Income for prior periods; provided that depreciation and amortization expense of any Subsidiary of such Person and any other non-cash item of any Subsidiary of such Person that reduces Adjusted Consolidated Net Income shall be excluded (without duplication) in computing Consolidated EBITDA, except to the extent that the positive cash flow associated with such depreciation and amortization expense and other non-cash items is actually distributed in cash to such Person during such period.

               "CONSOLIDATED FIXED CHARGES" of any Person means, for any period, the aggregate of (i) Consolidated Interest Expense, (ii) the interest component of Capitalized Leases, determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP excluding any interest component of Capitalized Leases in respect of that portion of a Capitalized Lease Obligation of a Subsidiary that is Non-Recourse to such Person and (iii) cash and non-cash dividends due (whether or not declared) on the Preferred Stock of any Subsidiary of such Person and any Redeemable Stock of such Person.

               "CONSOLIDATED  INTEREST  EXPENSE"  of any Person  means,  for any period, the aggregate interest expense in respect of Debt (including amortization or original issue discount and non-cash interest payments or accruals) of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Agreements and any amounts paid during such period in respect of such interest expense, commissions, discounts, other fees and charges that have been capitalized; provided that Consolidated Interest Expense of the Company shall not include any interest expense (including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Agreements) in respect of that portion of Debt of a Subsidiary of the Company that is Non-Recourse to the Company; and provided further that Consolidated Interest Expense of the Company in respect of a Guarantee by the Company of Debt of a Subsidiary shall be equal to the commissions, discounts, other fees and charges that would be due with respect to a hypothetical letter of credit issued under a bank credit agreement that can be drawn by the beneficiary thereof in the amount of the Debt so guaranteed if (i) the Company is not actually making directly or indirectly interest payments on such Debt and (ii) GAAP does not require the Company on an unconsolidated basis to record such Debt as a liability of the Company.

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

               "CONSOLIDATED TOTAL ASSETS" means, with respect to any Person at any time, the total assets of such Person and its consolidated Subsidiaries at such time determined in conformity with GAAP.

               "CURRENCY PROTECTION AGREEMENT" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

               "DEPOSITORY" means, when used with respect to the Notes, issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as depository by the Company pursuant to Section 2.1 of this Supplemental Indenture which must be a clearing agency registered under the Exchange Act.

               "DTC" means The Depository Trust Company.

               "EUROCLEAR" means the Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

               "EXCESS   CASH  FLOW"  of  any   Person  for  any  period   means
Consolidated EBITDA less Consolidated Fixed Charges less any income taxes actually paid during such period.

               "EXCESS PROCEEDS" has the meaning set forth in Section 3.5(a)(i) hereof.

               "EXCESS PROCEEDS OFFER" has the meaning set forth in Section 3.5(b) hereof.

               "EXCESS  PROCEEDS  OFFER  AMOUNT"  has the  meaning  set forth in
Section 3.5(c)(ii) hereof.

               "EXCESS  PROCEEDS  OFFER  PERIOD"  has the  meaning  set forth in
Section 3.5(c)(ii) hereof.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXCHANGE OFFER" means, collectively, the Registered Exchange Offer and the Private Exchange Offer.

               "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Agreement.

               "EXCHANGING BROKER-DEALER" has the meaning set forth in the Registration Agreement.

               "FIXED  CHARGE RATIO" means the ratio,  on a pro forma basis,  of
(i) the aggregate amount of Consolidated EBITDA of any Person for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Ratio (the "Transaction Date") to (ii) the

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aggregate  Consolidated  Fixed  Charges of such  Person  during  such  Reference
Period;  provided  that  for  purposes  of  such  computation,   in  calculating
Consolidated EBITDA and Consolidated Fixed Charges, (1) the Incurrence of the Debt giving rise to the need to calculate the Fixed Charge Ratio and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period, (2) Asset Sales and Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date (but including any Asset Acquisition to be made with the Debt Incurred pursuant to (1) above) shall be assumed to have occurred on the first day of the Reference Period, (3) the Incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period, (4) Consolidated Interest Expense attributable to any Debt (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless such Person or any of its Subsidiaries is a party to an Interest Rate Protection Agreement (which shall remain in effect for the twelve month period after the Transaction Date) which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used and (5) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Debt which was outstanding during and subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually incurred with respect to Debt borrowed (as adjusted pursuant to clause (4)) (x) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date or (y) pursuant to the covenant described in clause (iii) in
Section 3.1(b) hereof. For the purpose of making this computation, Asset Sales and Asset Acquisitions which have been made by any Person which has become a Subsidiary of the Company or been merged with or into the Company or any
Subsidiary of the Company during the Reference Period, or subsequent to the Reference Period and prior to the Transaction Date shall be calculated on a pro forma basis (including all of the calculations referred to in clauses (1) through (5) above assuming such Asset Sales or Asset Acquisitions occurred on the first day of the Reference Period).

               "FOREIGN ASSET DISPOSITION" means an Asset Disposition in respect of the Capital Stock or assets of a Foreign Subsidiary or a Foreign Joint Venture to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

               "FOREIGN JOINT VENTURE" means a Joint Venture organized under the laws of a jurisdiction other than the United States of America or a State thereof or the District of Columbia.

               "FOREIGN SALE/LEASEBACK TRANSACTION" means a Sale/Leaseback Transaction in respect of the Capital Stock or assets of a Foreign Subsidiary or a Foreign Joint Venture to the extent that the proceeds of such Sale/Leaseback Transaction are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

               "FOREIGN SUBSIDIARY" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or a State thereof or the District of Columbia.

               "GLOBAL NOTE LEGEND" shall have the meaning given to such term in
Section 2.6(g)(ii) hereof.

               "IAI GLOBAL NOTE" means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

               "INCUR" means with respect to any Debt, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt; provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Debt.

               "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized investment banking firm (i) which does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company and (ii) which, in the sole judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which such firm is being engaged.

               "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

               "INITIAL PURCHASERS" means Salomon Smith Barney Inc., Goldman, Sachs & Co. and CIBC Oppenheimer Corp.

               "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

               "ISSUE DATE" shall have the meaning given such term in the Recitals hereto.

               "INTEREST RATE PROTECTION AGREEMENT" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

               "INVESTMENT" in a Person means any investment in, loan or advance to, Guarantee on behalf of, directly or indirectly, or other transfer of assets to, such Person.

               "INVESTMENT GRADE" means, with respect to the Notes, a rating of Baa3 or better by Moody's Investors Service, Inc. and a rating of BBB- or better by Standard &Poor's Corporation.

               "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

               "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

               "NET CASH PROCEEDS" from an Asset Disposition or a Sale/Leaseback Transaction means cash payments received (including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property disposed of in such Asset Disposition or Sale/Leaseback Transaction, as the case may be, or received in any other non-cash form) therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred or payable, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP (i) as a consequence of such Asset Disposition or Sale/Leaseback Transaction, as the case may be, (ii) as a result of the repayment of any Debt in any jurisdiction other than the jurisdiction where the Property disposed of was located or (iii) as a result of any repatriation to the United States of any proceeds of such Asset Disposition or Sale/Leaseback Transaction, as the case may be, and in each case net of a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Disposition or Sale/Leaseback Transaction, as the case may be, (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made prior to the Stated Maturity of the Notes), and net of all payments made on any Debt which is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition or Sale/Leaseback Transaction, as the case may be, and net of all distributions and other payments made to holders of minority interests in Subsidiaries or Joint Ventures as a result of such Asset Disposition or Sale/Leaseback Transaction, as the case may be.

               "NET  INCOME" of any  Person for any period  means the net income
(loss) of such Person for such period, determined in accordance with GAAP, except that extraordinary and non-recurring gains and losses as determined in accordance with GAAP shall be excluded.

               "NET WORTH" of any Person means, as of any date the aggregate of capital, surplus and retained earnings (including any cumulative translation adjustment) of such Person and its consolidated Subsidiaries as would be shown on a consolidated balance sheet of such Person and its consolidated Subsidiaries prepared as of such date in accordance with GAAP.

               "NON-U.S. PERSON" means a Person who is not a U.S. Person.

               "PARTICIPANT" means, with respect to the Depository, Euroclear or Cedel, a Person who has an account with the Depository, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

               "PERMITTED HOLDERS" means George T. Lewis, Jr., Betty G. Lewis, Robert W. Lewis, David J. Lewis, James E. Lewis (collectively, the "Current Holders"), members of the immediate families of the Current Holders, trusts for the benefit of the Current Holders or members of the immediate families of the Current Holders, and a non-profit corporation or foundation controlled by any of the Permitted Holders. Members of a Person's "immediate family" shall mean such Person's parents, brothers, sisters, spouse and lineal descendants.

               "PERMITTED INVESTMENT" means any Investment of the type specified in clause (iv) of the definition of Restricted Payment which is made directly or indirectly by the Company and its Subsidiaries; provided that the Person in which the Investment is made is (a) a Subsidiary which, directly or indirectly, is or will be engaged in the development, construction, marketing, management, acquisition, ownership or operation of a Power Generation Facility or (b) a Joint Venture; provided further, that, in the case of an Investment in a Joint Venture, (i) at the time such Investment is made, the Company could Incur at least $1 of Debt under Section 3.1 hereof; (ii) at the time such Investment is made, no Event of Default or event that, after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and (iii) such Investment is in a Joint Venture which, directly or indirectly, is or will be engaged in the development, construction, marketing, management, acquisition, ownership or operation of a Power Generation Facility.

               "PERMITTED PAYMENTS" means with respect to the Company or any of its Subsidiaries (i) any dividend on shares of Capital Stock payable (or to the extent paid) solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock); (ii) any dividend or other distribution payable to the Company by any of its Subsidiaries or by a Subsidiary to a Wholly-Owned Subsidiary; (iii) the repurchase or other acquisition or retirement for value of any shares of the Company's Capital Stock, or any option, warrant or other right to purchase shares of the Company's Capital Stock with additional shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock other than Redeemable Stock (unless the redemption provisions of such Redeemable Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was by its terms required to be redeemed); (iv) any defeasance, redemption, repurchase or other acquisition for value of any Debt which by its terms ranks subordinate in right of payment to the Notes with the proceeds from the issuance of (x) Debt which is also subordinate to the Notes at least to the extent and in the manner as the Debt to be defeased, redeemed, repurchased or otherwise acquired is subordinate in right of payment to the Notes; provided that such subordinated Debt provides for no payments of principal by way of sinking fund, mandatory redemption or otherwise (including defeasance) by the Company (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to an "asset disposition" or a "change of control" covenant which is no more favorable to the holders of such Debt than the provisions contained in Section
3.5 or Section 3.8 hereof are to the Holders of the Notes and such Debt provides that the Company will not repurchase such Debt pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to Section 3.5 or Section 3.8 hereof) prior to, or in an amount greater than, any Stated Maturity of the Debt being replaced and the proceeds of such subordinated Debt are utilized for such purpose within 45 days of issuance or (y) Capital Stock (other than Redeemable Stock); (v) in respect of any actual payment on account of an Investment (other than a Permitted Investment) which is not fixed in amount at the time when made, the amount determined by the Board of Directors to be a Restricted Payment on the date such Investment was originally deemed to have been made (the "Original Restricted Payment Charge") plus an amount equal to the interest on a hypothetical investment in a principal amount equal to the Original Restricted Payment Charge assuming interest at a rate of 7% per annum compounded annually for a period beginning on the date the Investment was originally deemed to have been made and ending with respect to any portion of the Original Restricted Payment Charge actually paid on the date of actual payment less any actual payments previously made on account of such Investment; provided that the Permitted Payment under this clause (v) shall in no event exceed the payment actually made; (vi) any amount required to be paid with respect to an obligation outstanding on the date of this Indenture or (vii) a Permitted Investment.

               "PERMITTED WORKING CAPITAL FACILITIES" means one or more credit agreements providing for the extension of credit to the Company and/or its Subsidiary Cogentrix Delaware Holdings, Inc. for working capital purposes in an aggregate principal amount at any one time outstanding not to exceed $125 million, provided, however, that such limit shall not apply following the Rating Event Date.

               "POWER GENERATION FACILITY" means an electric power or thermal energy generation or cogeneration facility or related facilities (including residual waste management and, to the extent such facilities are in existence on the date of this Indenture or are required by contract or applicable law, rule or regulation, facilities that use thermal energy from a cogeneration facility), and its or their related electric power transmission, fuel supply and fuel transportation facilities, together with its or their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, necessary or reasonably related to the marketing, development, construction, management or operation of the foregoing, as well as other contractual arrangements with customers, suppliers and contractors.

               "PRIVATE EXCHANGE OFFER" means the offer by the Company to the Initial Purchasers to exchange the Initial Notes held by the Initial Purchasers as part of their initial distribution for a like aggregate principal amount of Private Exchange Notes, as provided for in the Registration Agreement.

               "PRIVATE PLACEMENT LEGEND" shall have the meaning given such term in Section 2.6(g)(i) hereof.

               "PUBLIC EQUITY OFFERING" means a public offering (registered under the Securities Act) of Common Stock of the Company made after the date of this Indenture.

               "PUBLIC EQUITY OFFERING CONSUMMATION DATE" means the date on which the Company receives any proceeds from a Public Equity Offering.

               "PURCHASE DATE" has the meaning set forth in Section 3.5(c)(i) hereof.

               "QIB" means a "qualified institutional buyer" as defined in rule 144A.

               "RATING EVENT DATE" means the first date upon which the Notes are rated Investment Grade.

               "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Issuer to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the asset disposition or change of control provision applicable to such Capital Stock is no more favorable to the holders of such Capital Stock than the provisions contained in Section 3.5 and Section
3.8 hereof are to the Holders of the Notes and such Capital Stock specifically provides that the Issuer will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Issuer's repurchase of the Notes required to be repurchased by the Issuer under Section 3.5 and Section 3.8 hereof.

               "REFERENCE PERIOD" means the four complete fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

               "REFINANCE" means to issue Debt in order to substantially concurrently repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, other Debt or securities.

               "REGISTERED EXCHANGE OFFER" means the offer which may be made by the Company pursuant to a registration agreement to exchange Initial Notes or Subsequent Add-on Notes, as the case may be, for Exchange Notes.

               "REGISTRATION AGREEMENT" means the Registration Agreement, dated October 20, 1998, between the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time.

               "REGULATION   S"  means   Regulation  S  promulgated   under  the
Securities Act.

               "REPURCHASE  DATE"  has the  meaning  set  forth in  Section  3.8 hereof.

               "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

               "RULE 144" means Rule 144 promulgated under the Securities Act.

               "RULE 144A" means Rule 144A promulgated under the Securities Act.

               "RESTRICTED PAYMENT" means, with respect to any Person, (i) any dividend or other distribution on any shares of such Person's Capital Stock;
(ii) any payment on account of the purchase, redemption, retirement or acquisition for value of such Person's Capital Stock; (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to the Stated Maturity of any Debt ranked subordinate in right of payment to the Notes; and (iv) any Investment made in an Affiliate (other than the Company or Cogentrix Delaware Holdings, Inc.). Notwithstanding the foregoing, "Restricted Payment" shall not include any Permitted Payment.

               "SALE/LEASEBACK  TRANSACTION"  has the  meaning  set  forth  in
Section 3.10(a) hereof.

               "SENIOR DEBT" means the principal of and interest on all Debt of the Company whether created, Incurred or assumed before, on or after the date of this Indenture (other than the Notes); provided that Senior Debt shall not include (i) Debt that, when Incurred and without respect to any election under
Section 1111 (b) of Title 11, United States Code, was Non-Recourse to the Company, (ii) Debt of the Company to any Affiliate and (iii) any Debt of the Company which by the terms of the instrument creating or evidencing the same is specifically designated as not being senior in right of payment to the Notes.

               "SECURITIES ACT" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

               "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Agreement.

               "SUBSEQUENT ADD-ON NOTES" shall have the meaning given such term in the Recitals hereto.

               "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining years to Stated Maturity of the Notes; provided that if the number of years to Stated Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the average life to Stated Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

               "2004 SENIOR NOTES" means the Company's 8.10% Senior Notes due 2004 issued pursuant to the 2004 Indenture.

               "2004 INDENTURE" means the Indenture, dated as of March 15, 1994, between the Company and First Union National Bank, as Trustee, pursuant to which the 2004 Senior Notes were issued.

               "U.S. PERSON" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

               "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing a series of Notes that do not bear the Private Placement Legend.

               "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors (or persons fulfilling similar responsibilities) of such Person.

               "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person if all of the Capital Stock or other ownership interests in such Subsidiary having ordinary voting power to elect the entire board of directors or entire group of other persons performing similar functions (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly, by one or more Wholly-Owned Subsidiaries of such Person's Wholly-Owned Subsidiaries, by such Person.

                             ARTICLE II. THE NOTES.

SECTION 2.1. ISSUANCE OF NOTES.

               (a) The aggregate principal amount of Notes which may be authenticated and delivered under this Supplemental Indenture shall be limited to $420,000,000 (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to
Section 3.04, 3.05, 3.06, 11.06 or 13.07 of the Base Indenture or pursuant to an Exchange Offer), including (a) $220,000,000 in aggregate principal amount of Initial Notes being offered on the Issue Date and (b) Subsequent Add-on Notes in an aggregate principal amount not to exceed $200,000,000. All Notes issued on the Issue Date and all Subsequent Add-on Notes shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto. The Initial Notes and any Subsequent Add-on Notes shall be known as the "8.75% Senior Notes due 2008" and the Exchange Notes and the Private Exchange Notes shall be known as the "8.75% Series B Senior Notes due 2008", in each case, of the Company. The Notes shall be in substantially the forms set forth in Exhibit A hereto, with appropriate inclusions and exclusions set forth therein depending on whether such Note is (i) an Initial Note, a Subsequent Add-on Note, an Exchange Note or a Private Exchange Note, and (ii) a Global Note or a Certificated Note, and shall be issued in the forms hereinafter provided. Global Notes shall include the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto. Certificated Notes shall be issued without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof. The terms and provisions contained in the Notes shall constitute and are hereby expressly made a part of this Supplemental Indenture and the Company and the Trustee by their execution and delivery of this Supplemental Indenture expressly agree to such terms and provisions and to be bound thereby. The Notes shall bear interest as provided in Section 2.3 hereof. Principal on the Notes shall be payable as provided in Section 2.3 hereof and as otherwise provided in the Base Indenture. The Notes shall be subject to redemption as provided in Section 2.4 hereof and in Article Thirteen of the Base Indenture. The Initial Notes shall be entitled to the benefits of the Registration Agreement.

               (b) The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $220,000,000, (2) Subsequent Add-on Notes as may be offered subsequent to the Issue Date in an aggregate principal amount not to exceed $200,000,000 and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange Offer, respectively, pursuant to the Registration Agreement, for a like principal amount of Initial Notes, in each case upon a Company Order. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes, Private Exchange Notes or Subsequent Add-on Notes.

               In the event that the Company shall issue and the Trustee shall authenticate any Subsequent Add-on Notes, the Company shall use its best efforts to obtain the same CUSIP number for such Subsequent Add-on Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Subsequent Add-on Notes is determined, pursuant to an Opinion of Counsel, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a CUSIP number for such series of Subsequent Add-on Notes that is different from the CUSIP number printed on the Notes then outstanding.

               (c) Initial Notes and Subsequent Add-on Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities (the "Restricted Global Notes") registered in the name of the Depository or a nominee of the Depository. Initial Notes and Subsequent Add-on Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities (the "Regulation S Global Notes") registered in the name of the Depository or a nominee of the Depository. Exchange Notes shall be issued initially in the form of one or more Global Securities (the "Exchange Global Notes") registered in the name of the Depository or a nominee of the Depository. Private Exchange Notes shall be issued in the form of one or more Global Securities (the "Private Exchange Global Notes", and together with the Exchange Global Notes, the Restricted Global Notes, and the Regulation S Global Notes, the "Global Notes") registered in the name of the Depository or a nominee of the Depository. The aggregate principal amount of Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the

Depository or its nominee, as hereinafter provided. The Depository shall be DTC unless the Company appoints a successor depository by delivery of a Company Order to the Trustee specifying such successor depository.

               (d) Notes shall be issued without coupons only in denominations of $1,000 and integral multiples thereof.

SECTION 2.2. ONE SERIES OF NOTES.

               The Initial Notes, the Private Exchange Notes, the Exchange Notes and the Subsequent Add-on Notes shall for all purposes of the Indenture be treated as a single series of Notes and shall vote and consent together on all matters as one class and none of the Initial Notes, the Private Exchange Notes, the Exchange Notes or the Subsequent Add-on Notes shall have the right to vote or consent as a separate class on any matter.

SECTION 2.3. INTEREST ON THE NOTES; PAYMENT OF INTEREST.

               (a) The Initial Notes shall bear interest at the rate of 8.75% per annum from the Issue Date, the Subsequent Add-on Notes shall bear interest at the rate of 8.75% per annum from the date of issuance and Exchange Notes and Private Exchange Notes shall bear interest from the last Interest Payment Date through which interest has been paid on the Initial Notes or Subsequent Add-on Notes, as the case may be, in exchange for which they are issued prior to their issuance. With respect to Initial Notes and any Subsequent Add-on Notes, the Company also agrees to pay the amount of any additional interest required pursuant to the terms of the Initial Notes, the Subsequent Add-on Notes and the Registration Agreement in the manner provided below.

               (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name a Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any Defaulted Interest shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Base Indenture. Interest on Defaulted Interest shall (to the extent permitted by applicable law) accrue at the rate of 9.75% per annum. Interest on any overdue principal shall also accrue at the rate of 9.75% per annum

               (c) Payment of the principal of (and premium, if any) and any such interest on the Notes shall be made at the office or agency of the Company in Charlotte, North Carolina, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register; provided further that all payments with respect to Senior Notes the Holders of which have given wire transfer instructions to the Company and its Paying Agent prior to the applicable record date for such payment will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof; provided further that all payments of principal, premium, if any, and interest with respect to the Senior Notes represented by one or more permanent global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to DTC or its nominee as the registered owner thereof.

SECTION 2.4. REDEMPTION.

               The Notes may be redeemed, in whole or in part, at the Company's option at any time prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at a Redemption Price equal to (i) the then outstanding principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date plus (ii) a premium equal to the excess of (A) the present value at the time of redemption of the principal amount of the Notes being redeemed plus any required interest payments due on the Notes being redeemed through Stated Maturity computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the then outstanding principal amount of the Notes being redeemed.

SECTION 2.5. EXCHANGE OF INITIAL NOTES FOR EXCHANGE NOTES.

               Exchanges of Initial Notes or Subsequent Add-on Notes for Exchange Notes or Private Exchange Notes shall be made in accordance with the provisions of Section 3.05 of the Base Indenture and the Registered Exchange Offer or the Private Exchange Offer, as the case may be; provided that no such exchange for Exchange Notes shall occur until an Exchange Offer Registration Statement (as defined in the Registration Agreement) shall have been declared effective by the Commission and the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission.

SECTION 2.6. TRANSFER AND EXCHANGE.

               (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Certificated Notes if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Certificated Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.06 and 3.08 of the Base Indenture. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 3.06 or 3.08 of the Base

Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Debt Security other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

               (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.
Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend (as defined herein); provided, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.6(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in
          Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Security Registrar either (A)
          (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Security Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above; provided, that in no event shall Certificated Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this
          Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

               (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Security Registrar receives the following:

                    (A) if the  transferee  will take  delivery in the form of a beneficial interest in the Restricted Global Senior Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                    (B) if the  transferee  will take  delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                    (C) if the  transferee  will take  delivery in the form of a beneficial interest in the IAI Global Senior Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable, and the transferee must deliver a certificate in the form of Exhibit D hereto.

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
          Note if the exchange or transfer complies with the requirements of clause (ii) above and:

                    (A) such  exchange or  transfer is effected  pursuant to the
               Exchange Offer in accordance with the Registration Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such  transfer  is  effected  pursuant  to the Shelf
               Registration   Statement  in  accordance  with  the  Registration
               Agreement;

                    (C)  any  such   transfer  is  effected  by  an   Exchanging
               Broker-Dealer   pursuant  to  the  Exchange  Offer   Registration
               Statement in accordance with the Registration Agreement; or

                    (D) the Security Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

               If any such transfer is effected  pursuant to subparagraph (B) or
          (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 3.03 of the Base Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

               Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR CERTIFICATED NOTES.

               (i) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                    (B) if such  beneficial  interest is being  transferred to a
               QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such  beneficial  interest is being  transferred to a
               Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such beneficial  interest is being  transferred to an
               Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable, and a certificate in the form of Exhibit D hereto;

                    (F) if such beneficial  interest is being transferred to the
               Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G)  if  such  beneficial   interest  is  being  transferred
               pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

          the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall make available for delivery such Certificated Notes to the Persons in whose names such Notes are so registered. Any
          Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:

                    (A) such  exchange or  transfer is effected  pursuant to the
               Exchange Offer in accordance with the Registration Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B)  such  transfer  is  effected   pursuant  to  the  Shelf
               Registration   Statement  in  accordance  with  the  Registration
               Agreement;

                    (C) such transfer is effected by an Exchanging Broker-Dealer
               pursuant  to  the  Exchange  Offer   Registration   Statement  in
               accordance with the Registration Agreement; or

                    (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Certificated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Certificated
          Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall make available for delivery such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest pursuant to this section 2.6(c)(iii) shall not bear the Private Placement Legend.

          A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Certificated Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Certificated Note bearing the Private Placement Legend.

               (d) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES FOR BENEFICIAL INTERESTS.

               (i) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Security Registrar of the following documentation:

                    (A) if the  Holder  of  such  Restricted  Certificated  Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                    (B) if such  Certificated Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such  Certificated  Note is  being  transferred  to a
               Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such Certificated Note is being transferred  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such  Certificated  Note is being  transferred to the
               Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

                    (F) if such Certificated Note is being transferred  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

                    (G) if such  Certificated  Note is being  transferred  to an
               Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, and a certificate in the form of Exhibit D hereto, the Trustee shall cancel the Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
          (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (G) above, the IAI Global Note.

               (ii) Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such  exchange or  transfer is effected  pursuant to the
               Exchange Offer in accordance with the Registration Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such  transfer  is  effected  pursuant  to the Shelf
               Registration   Statement  in  accordance  with  the  Registration
               Agreement;

                    (C)  any  such   transfer  is  effected  by  an   Exchanging
               Broker-Dealer   pursuant  to  the  Exchange  Offer   Registration
               Statement in accordance with the Registration Agreement; or

                    (D) the Registrar receives the following:

                    (1) if the Holder of such  Certificated  Notes  proposes  to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                    (2) if the Holder of such  Certificated  Notes  proposes  to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Certificated Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 3.03 of the Base Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.

               (e) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES FOR CERTIFICATED NOTES. Upon request by a Holder of Certificated Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Security Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(e).

               (i) Restricted Certificated Notes to Restricted Certificated Notes. Restricted Certificated Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Security Registrar receives the following:

                    (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the  transfer  will be made  pursuant  to Rule 903 or
               Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof;

                    (C) if the  transfer  will be made  pursuant to an exemption from the registration requirements of the Securities Act to an Institutional Accredited Investor, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable, and the transferee must deliver a certificate in the form of Exhibit D hereto; and

                    (D) if the  transfer  will be  made  pursuant  to any  other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

                    (A) such  exchange or  transfer is effected  pursuant to the
               Exchange Offer in accordance with the Registration Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such  transfer  is  effected  pursuant  to the Shelf
               Registration   Statement  in  accordance  with  the  Registration
               Agreement;

                    (C)  any  such   transfer  is   effected  by  a   Exchanging
               Broker-Dealer   pursuant  to  the  Exchange  Offer   Registration
               Statement in accordance with the Registration Agreement; or

                    (D) the Security Registrar receives the following:

                    (1) if the  Holder  of such  Restricted  Certificated  Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                    (2) if the  Holder  of such  Restricted  Certificated  Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Certificated Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

               (iii) A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request for such a transfer, the Security Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof. Unrestricted Certificated Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Certificated Note.

               (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 3.03 of the Base Indenture, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and
(ii) Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Certificated Notes so accepted Certificated Notes in the appropriate principal amount.

               (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) Private Placement Legend.

                    (A) Except as  permitted  by  subparagraph  (B) below,  each
               Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend (the "Private Placement Legend") in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE
EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT,

(d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $250,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASERS FROM IT OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                    (B) Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraphs (b)(iv),
               (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to
               this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend (the "Global Note Legend") in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.08 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.08 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such increase.

               (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon the Company's order or at the Security Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.04, 13.07 and 11.06 of the Base Indenture).

               (iii) The Security Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Base Indenture and this Supplemental Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption under Section 13.03 of the Base Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii)  The   Trustee   shall   authenticate   Global   Notes  and
          Certificated Notes in accordance with the provisions of Section 3.03 of the Base Indenture.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this
          Section 2.6 to effect a transfer or exchange may be submitted by facsimile.

                         ARTICLE III. CERTAIN COVENANTS.

               The  following  covenants  shall,  subject to the  provisions  of
Section 3.11 hereof, be applicable to the Company (unless waived or amended) for so long as any of the Notes are Outstanding. Nothing in this paragraph will, however, affect the Company's obligations under any provision of the Base Indenture or, except for Article III hereof, this Supplemental Indenture.

SECTION 3.1. LIMITATION ON DEBT.

               (a) The Company shall not Incur any Debt, including Acquisition Debt, unless after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Fixed Charge Ratio of the Company would be equal to or greater than 2.0 to 1.

               (b) Notwithstanding the foregoing, the Company may Incur each and all of the following:

               (i) Debt issued in exchange for, or the proceeds of which are used to Refinance Outstanding Notes or other Debt of the Company in an amount (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged or Refinanced (plus accrued interest and fees and expenses related to such exchange or Refinancing), the amount so exchanged or Refinanced being equal to the lesser of (x) the principal amount or involuntary liquidation preference of the Debt so exchanged or Refinanced and (y) if the Debt being exchanged or Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that such Debt of the Company will rank pari passu with or expressly subordinated in right of payment to the Notes and the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or Refinanced;

               (ii) Debt of the Company to any of its Subsidiaries and to any Joint Ventures in which the Company is a direct or indirect partner, shareholder, member or other participant if such Debt of the Company is expressly subordinated in right of payment to the Notes; provided that any transfer of such Debt by a Subsidiary or a Joint Venture (other than to another Subsidiary or Joint Venture) will be deemed to be an Incurrence of Debt;

               (iii) Debt issued under or in respect of Permitted Working Capital Facilities;

               (iv) Debt in an aggregate principal amount not to exceed $10 million at any one time outstanding;

               (v) Debt in respect of Currency Protection Agreements or Interest Rate Protection Agreements; and

               (vi) Debt outstanding as of the date of this Indenture.

               For purposes of determining any particular amount of Debt under this Section 3.1, Guarantees of, or obligations with respect to letters of credit supporting, Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with the provisions of this Section 3.1, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

SECTION 3.2. LIMITATION ON SUBSIDIARY DEBT

               (a) The Company shall not permit any Subsidiary to Incur, assume or otherwise cause or suffer to exist, directly or indirectly, any Debt.

               (b) Notwithstanding the foregoing, each and all of the following Debt may be Incurred by a Subsidiary:

                    (i) Debt outstanding as of the date of this Indenture;

                    (ii) Debt owed by a Subsidiary to the Company;

                    (iii) Debt Incurred to finance the development, acquisition, construction or operation of a Power Generation Facility in which such Subsidiary has a direct or indirect interest; provided that such Debt shall be permitted under this clause (iii) only to the extent of the amount thereof which is Non-Recourse to the Company and is Non-Recourse to any other Subsidiary with a direct or indirect interest in any other Power Generation Facility;

                    (iv) Debt issued in exchange  for, or the  proceeds of which are used to Refinance, outstanding Debt of such Subsidiary otherwise permitted under this Indenture in an amount (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged or Refinanced (plus accrued interest and fees and expenses related to such exchange or Refinancing), the amount so exchanged or Refinanced being equal to the lesser of
               (x) the principal amount or involuntary liquidation preference of the Debt so exchanged or Refinanced and (y) if the Debt being exchanged or Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that (A) the new Debt shall be Non-Recourse to the Company to no lesser extent than the Debt to be exchanged or Refinanced, (B) the new Debt shall be Non-Recourse to any other Subsidiary with a direct or indirect interest in any other Power Generation Facility to no lesser extent than the Debt to be exchanged or Refinanced, and
               (C) the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or Refinanced;

                    (v) Debt  issued in exchange  for, or the  proceeds of which are used to Refinance, outstanding Debt of such Subsidiary otherwise permitted under this Indenture in an amount (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) in excess of the amount so exchanged or Refinanced (plus accrued interest and fees and expenses related to such exchange or Refinancing); provided that (A) the new Debt shall be Non-Recourse to the Company to no lesser extent than the Debt to be exchanged or Refinanced, (B) the new Debt shall be Non-Recourse to any other Subsidiary with a direct or indirect interest in any other Power Generation Facility to no lesser extent than the Debt to be exchanged or Refinanced, and (C) the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or Refinanced; provided further that, after giving effect to the Incurrence of such new Debt and the retirement of the Debt to be exchanged or Refinanced, the Fixed Charge Ratio of the Company would be equal to or greater than 2.0 to 1;

                    (vi) Debt issued in exchange  for, or the  proceeds of which are used to Refinance, outstanding Debt which is not Non-Recourse to the Company or to any other Subsidiary in an amount (or if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, with an original issue price) not to exceed the amount so exchanged or Refinanced (plus accrued interest and fees and expenses related to such exchange or Refinancing), the amount so exchanged or Refinanced being equal to the lesser of
               (x) the principal amount of the Debt so exchanged or Refinanced and (y) if the Debt being so exchanged or Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or Refinanced;

                    (vii) Debt Incurred to support the  performance  obligations of a Subsidiary engaged in providing construction management or operating services to a Power Generation Facility; provided that such Debt shall be permitted under this clause (vii) only to the extent of the amount thereof which is Non-Recourse to the Company and is Non-Recourse to any other Subsidiary with a direct or indirect interest in any other Power Generation Facility;

                    (viii) Debt of a Subsidiary, provided that after giving effect to the Incurrence of such new Debt and the retirement of any Debt to be exchanged or Refinanced, the Fixed Charge Ratio of the Company would be equal to or greater than 2.0 to 1;

                    (ix) Debt  Incurred by a Person prior to the time:  (A) such
               Person became a Subsidiary of the Company; (B) such Person merges with or into a Subsidiary of the Company; or (C) another Subsidiary of the Company merges with or into such Person (in a transaction in which such Person becomes a Subsidiary of the Company); provided that, giving effect to such transaction, such Debt could have been Incurred at the time of such merger or acquisition by the Company pursuant to Section 3.1 hereof or by the Subsidiary pursuant to either of clauses (iii) or (iv) of this subsection (b) of this Section 3.2;

                    (x) Debt  Incurred by a Subsidiary  of which at least 80% of each class of Common Stock is owned, directly or indirectly, by the Company, to another Subsidiary of which at least 80 % of each class of Common Stock is owned, directly or indirectly, by the Company; and

                    (xi) Debt issued by Cogentrix Delaware Holdings,  Inc. under or in respect of Permitted Working Capital Facilities.

               For purposes of determining any particular amount of Debt under this Section 3.2, Guarantees of, or obligations with respect to letters of credit supporting, Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with the provisions of this Section 3.2, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

SECTION 3.3. LIMITATION ON RESTRICTED PAYMENTS

               The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and after giving effect thereto:

               (a) an Event of Default or an event that, after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;

               (b) the Company could not Incur at least $1 of Debt under Section 3.1(a) hereof;

               (c) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (the amount so made, if other than in cash, to be determined in good faith by the Board of Directors, as evidenced by a Board resolution) shall exceed the sum (without duplication) of: (i) $25 million plus 50% of the Net Income of the Company and its consolidated Subsidiaries for the period (taken as one accounting period) beginning on October 1, 1998 and ending on the last day of the fiscal quarter immediately prior to the date of such calculation; provided that if Net Income for such period is less than zero, then minus 100 % of the amount of such net loss; plus (ii) the aggregate net proceeds (including the fair market value of proceeds other than cash, as determined in good faith by the Board of Directors) received by the Company from and after the date of this Indenture from the issuance and sale (other than to a Subsidiary) of its Capital Stock (excluding Redeemable Stock, but including Capital Stock other than Redeemable Stock issued upon conversion of, or in exchange for, Redeemable Stock or securities other than its Capital Stock), and warrants, options and rights to purchase its Capital Stock (other than Redeemable Stock), but excluding the net proceeds from the issuance, sale, exchange, conversion or other disposition of its Capital Stock convertible (whether at the option of the Company or the holder thereof or upon the happening of any event) into (x) any security other than its Capital Stock or (y) its Redeemable Stock; plus (iii) the net reduction in Investments of the type specified in clause (iv) of the definition of "Restricted Payment" resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets to the Company or other Person that made the original Investment from the Person in which such Investment was made; provided that such payment shall not exceed the amount of the original Investment; plus (iv) any amount previously included as a Restricted Payment on account of an obligation by the Company or any Subsidiary to make a Restricted Payment which has not actually been made by the Company or any Subsidiary and which is no longer required to be made by the Company or any Subsidiary;

provided that this clause (c) shall not prevent the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration without violation of the provisions of this Section 3.3.

SECTION 3.4. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT  RESTRICTIONS  AFFECTING
             SUBSIDIARIES

               The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary owned by the Company or any other Subsidiary,
(b) make  payments  in  respect  of any Debt  owed to the  Company  or any other
Subsidiary of the Company, (c) make loans or advances to the Company or any other Subsidiary of the Company or (d) transfer any of its Property to the Company or any other Subsidiary, other than those encumbrances and restrictions created or existing (i) on the date of this Indenture, (ii) pursuant to this Indenture, (iii) in connection with the Incurrence of any Debt permitted under clauses (iii) and (vii) of Section 3.2(b) hereof; provided that the President or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions are required in order to effect such financing and are not materially more restrictive, taken as a whole, on the ability of the applicable Subsidiary to make the payments, distributions, loans, advances or transfers referred to in clauses (a) through (d) above than encumbrances and restrictions, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in substantially Non-Recourse financing, (iv) in connection with the execution and delivery of an electric power or thermal energy purchase contract to which such Subsidiary is the supplying party or other contracts with customers, suppliers and contractors to which such Subsidiary is a party and where such Subsidiary is engaged, directly or indirectly, in the development, construction, acquisition or operation of a Power Generation Facility; provided that the President or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions are required in order to effect such contracts and are not materially more restrictive, taken as a whole, on the ability of the applicable Subsidiary to make the payments, distributions, loans, advances or transfers referred to in clauses (a) through (d) above than encumbrances and restrictions, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in comparable transactions, (v) in connection with any Debt of a Person outstanding when such Person becomes a Subsidiary permitted under clause (ix) of Section 3.2(b) hereof; provided that such encumbrance or restriction was not Incurred in contemplation of such Subsidiary becoming a Subsidiary, (vi) in connection with the Incurrence of any Debt permitted under clause (iv), (v), (vi), (viii) or (to the extent not covered by (iii) above) (iii) of Section 3.2(b) hereof; provided that the President or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions taken as a whole are not materially more restrictive on the ability of the applicable Subsidiary to make the payments, distributions, loans, advances or transfers referred to in clauses (a) through (d) above than those, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in comparable financing transactions of the same nature as the Debt being Incurred, (vii) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business of the Company or any Subsidiary and (viii) any restrictions imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of any Subsidiary or Joint Venture that apply pending the closing of such sale or disposition.

SECTION 3.5.  RESTRICTIONS ON DISPOSITIONS

               (a) (i) Subject to the provisions of Section 3.9 hereof, the Company will not make and will not permit any of its Subsidiaries to make, any Asset Disposition unless the Company (or the Subsidiary, as the case may be) receives consideration at the time of each such Asset Disposition at least equal to the fair market value of the securities or assets sold or otherwise disposed of (determined in good faith by the Board of Directors, as evidenced by a Board resolution); and first, the Net Cash Proceeds of such Asset Disposition are applied within 90 days from the later of the date of such Asset Disposition or the receipt of Net Cash Proceeds related thereto, to the payment of the principal of and premium, if any, and interest on any Senior Debt of the Company (including to cash collateralize letters of credit) if required by the terms of any Senior Debt and, in connection with any such payment, any related loan commitment, standby facility or the like shall be permanently reduced in an amount equal to the principal amount so repaid; second, to the extent such Net Cash Proceeds are not required by the terms of the Senior Debt to be applied in accordance with the foregoing or, if after being so applied there remain Net Cash Proceeds, then at the Company's election, such Net Cash Proceeds are either
(A) applied to the permanent repayment, prepayment or purchase of senior indebtedness or invested in the business or businesses of the Company or any of its Subsidiaries; provided that such Net Cash Proceeds are applied within 365 days from the later of the date of such Asset Disposition or the receipt of the Net Cash Proceeds related thereto or (B) in the case of any Asset Disposition by a Subsidiary, applied to the payment of any Debt (or as otherwise required under the terms of such Debt) of such Subsidiary or any Wholly-Owned Subsidiary (other than Debt owed to the Company or another Subsidiary), and in connection with any such payment, any related loan commitment, standby facility or the like shall be permanently reduced by an amount equal to the principal amount so repaid; provided that such Net Cash Proceeds are so applied within the 365-day period referred to in clause (A) above; and third, to the extent of any Net Cash
Proceeds from Asset Dispositions that are not applied as provided in clause first or second above, the balance of such Net Cash Proceeds are applied to make a tender offer to purchase any outstanding 2004 Senior Notes pursuant and subject to the conditions of the 2004 Indenture at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date. Any Net Cash Proceeds from Asset Dispositions that are not applied as provided in clauses first, second and third above shall constitute "Excess Proceeds." In the event the Company or any Subsidiary shall receive any Excess Proceeds, such Excess Proceeds shall be applied to make a tender offer in the manner described in Section 3.5(b) below to purchase the then outstanding Notes (subject to proration in the event of over subscription in the manner set forth below).

               (ii) To the extent that any or all of the Net Cash Proceeds of any Foreign Asset Disposition is prohibited or delayed by applicable local law from being repatriated to the United States, only that portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided above, but it may be retained by the applicable Subsidiary so long, but only so long, as the applicable local law prohibits repatriation to the United States (the Company hereby agreeing promptly to take or cause the applicable Subsidiary promptly to take all actions required by the applicable local law to permit such repatriation). Once such repatriation of any of such affected Net Cash Proceeds is no longer prohibited under the applicable local law, such repatriation shall be effected promptly and such repatriated Net Cash Proceeds shall be applied in the manner set forth in this Section 3.5 as if such Asset Disposition had occurred on the date of such repatriation.

               (iii) To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Disposition would have a material adverse tax consequence to the Company, the Net Cash Proceeds so affected may be retained outside of the United States by the applicable Subsidiary for so long as such material adverse tax consequence would continue.

               (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to the covenant described in the last sentence of the first paragraph of Section 3.5(a)(i) above, the Company will be required to make an offer to all holders of the Notes to purchase the maximum principal amount of Notes (the "Excess Proceeds Offer") to which the Asset Disposition offer applies that may be purchased out of the Excess Proceeds at an offering price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company may use the remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes tendered pursuant to the Excess Proceeds Offer exceeds the amount of Excess Proceeds, the Company shall purchase tendered Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased). The Company will not be required to make an Excess Proceeds Offer if the Excess Proceeds available therefor are less than $10 million (which lesser amounts will be carried forward and cumulated for each 36 consecutive month period for purposes of determining whether an Excess Proceeds Offer is required with respect to any Excess Proceeds of any subsequent Asset Dispositions). Any lesser amounts so carried forward and cumulated need not be segregated or reserved and may be used for general corporate purposes.

               (c) (i) Promptly, and in any event within 30 days from the receipt of any Net Cash Proceeds as to which the Company must make an Excess Proceeds Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that:

                    (A) such Holder may elect to have its Notes purchased by the
               Company either in whole or in part (subject to prorationing as hereinafter described in the event the Excess Proceeds Offer is oversubscribed) in integral multiples of $1,000 principal amount, at the applicable purchase price;

                    (B) any  Security  not tendered or accepted for payment will continue to accrue interest;

                    (C) any Security accepted for payment pursuant to the Excess
               Proceeds Offer shall cease to accrue interest after the Purchase Date (as defined below); and

                    (D) Holders will be entitled to withdraw  their  election in the manner described in clause (iii) below.

               The notice shall specify a purchase date not less than 10 days nor more than 60 days after the date of such notice (the "Purchase Date"), shall include all instructions and materials necessary to enable each Holder to tender Notes pursuant to the Excess Proceeds Offer and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, (2) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (3) if material, other appropriate information).

               The notice shall contain all instructions determined by the Company, in its sole judgment, and consistent with applicable law (including, without limitation, Rule l4e-1 under the Exchange Act, or any successor or replacement rule, regulation or statute, if applicable), to be necessary to enable such Holders to tender Notes.

               (ii) Not later than the date upon which written notice of an Excess Proceeds Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Excess Proceeds Offer (the "Excess Proceeds Offer Amount"), (B) the allocation of the Net Cash Proceeds pursuant to which such Excess Proceeds Offer is being made and (C) the compliance of such allocation with the provisions of
Section 3.5(a) hereof. Not later than 11:00 a.m. on the Business Day which is one Business Day prior to the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Excess Proceeds Offer Amount plus accrued interest, if any, to be held for payment in accordance with the provisions of this Section
3.5. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Excess Proceeds Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the period for which the Excess Proceeds Offer remains open (the "Excess Proceeds Offer Period").

               (iii) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form (found on the back of the Certificate) duly completed, to the Trustee at the address specified in the notice by 11: 00 a.m. on the Business Day which is at least one Business Day prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or paying agent (if any) receives not later than the close of business on the third Business Day prior to the Purchase Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing his election to have all or a portion of his Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

               (iv) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 3.5. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment of the purchase price therefor to the surrendering Holder.

               (d) In the event the Company is unable to purchase Notes from Holders in an Excess Proceeds Offer because such purchase is prohibited by any provision of applicable law, the Company need not make an Excess Proceeds Offer.

SECTION 3.6. LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

               The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction after the date of this Indenture (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) involving aggregate consideration with respect to such transaction in excess of $2 million with any Affiliate or holder of 5 % or more of any class of Capital Stock of the Company except for transactions (including, subject to Section 3.3 hereof, any loans or advances by or to, or guarantee on behalf of, any Affiliate or holder) made in good faith the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with Persons who are not such a holder or Affiliate; provided that if such transaction is approved by a majority of the members of the Board of Directors (including a majority of the Company's independent directors) and the related resolutions of the Board of Directors specifically state that such members have found the transaction to be on terms which are fair and reasonable to the Company or any of its Subsidiaries and on terms which are at least as favorable as the terms which could be obtained on an arm's-length basis with Persons who are not such a holder or Affiliate, then such transaction shall be presumed to be on such terms; and provided further that with respect to the purchase or disposition of assets of the Company or any of its Subsidiaries having a net book value in excess of $10 million, in addition to approval of its Board of Directors, the Company shall obtain a written opinion of an Independent Financial Advisor stating that the terms of such transaction are fair to the Company or its Subsidiary, as the case may be, from a financial point of view; and provided further that the fairness, reasonableness and arm's-length nature of the terms of any transaction which is part of a series of related transactions may be determined on the basis of the terms of the series of related transactions taken as a whole. This covenant shall not apply to (a) transactions between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries (who is not a holder of 5 % or more of any class of Capital Stock of the Company, or a member of such holder's immediate family) that are approved by the Board of Directors or any committee of the Board of Directors consisting of the Company's independent directors, (b) the payment of reasonable and customary regular fees to directors of the Company or a Subsidiary of the Company (including directors who are employees), (c) any transaction between the Company and any of its Subsidiaries or between any of its Subsidiaries, (d) any Permitted Payment, and any Restricted Payment not otherwise prohibited by Section 3.3 hereof or (e) equipment and real property lease transactions with and loans to Equipment Leasing Partners, a North Carolina general partnership, outstanding on the date of this Indenture, indebtedness of the shareholders of the Company outstanding on the date of this Indenture, the agreements between the Company and each of

George T. Lewis, David J. Lewis and Robert W. Lewis, in each case as in effect on the date of this Indenture.

SECTION 3.7. LIMITATIONS ON LIENS

               The Company may not Incur any Debt which is secured, directly or indirectly, with, nor will the Company grant or cause or suffer to exist, a Lien on the Property of the Company now owned or hereafter acquired unless contemporaneous therewith or prior thereto the Notes are equally and ratably secured thereof except for (a) any such Debt secured by Liens existing on the assets of any entity at the time such assets are acquired by the Company, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (x) are not created, incurred or assumed in contemplation of such assets being acquired by the Company and (y) do not extend to any other Property of the Company; (b) Liens granted to secure any other Debt required by its terms to be equally and ratably secured as a result of the Incurrence of such Debt;
(c) Liens on the Company's interests in Subsidiaries and Joint Ventures in which the Company is a partner, shareholder, member or other participant, which Liens are granted in good faith in connection with the acquisition of such assets or as part of the financing of a Power Generation Facility; provided that the President or Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such Liens are required in order to effect such financing and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customarily accepted (or in the absence of any industry custom, reasonably acceptable) in substantially Non-Recourse project financing; (d) Liens on the stock or partnership interests of Subsidiaries and interests in Joint Ventures in which the Company becomes a partner, shareholder, member or other participant which Liens are granted in good faith as part of a project financing or the development of a project; provided that the President or Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such Liens are required in order to effect such transaction and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customarily accepted (or in the absence of industry custom, reasonably acceptable) in substantially Non-Recourse project financing;
(e) Liens in existence on the date of this Indenture; (f) purchase money Liens incurred to secure Debt incurred by the Company as permitted by Section 3.1 hereof, which Debt finances the purchase price of Property acquired in the ordinary course of business, and which Liens will not cover any Property other than that being purchased, improved or constructed; (g) Liens on any Property of the Company securing up to $50 million in aggregate principal amount of outstanding obligations under Permitted Working Capital Facilities and any Guarantees thereof; (h) Liens incurred in connection with Capitalized Lease Obligations incurred by the Company as permitted by Section 3.1 hereof; (i) Liens in respect of extensions, renewals, refunding or Refinancing of any Debt secured by the Liens referred to in clauses (a), (b), (c), (d), (e), (f), (g) or
(h) above, provided that the Liens in connection with such renewal, extension, refunding or Refinancing shall be limited to all or part of the specific Property which was subject to the original Lien; any Lien arising by reason of
(A) any judgment, decree or order or any court, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (B) taxes not yet delinquent or which are being contested in good faith, (C) security for payment of worker's compensation or other insurance, (D) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases, (E) deposits to secure public or statutory obligations, or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business, (F) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or which are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, (G) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not material, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or (H) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company, and which are made on customary and usual terms applicable to similar properties; or
(k) Liens in addition to the foregoing, provided that the amount of the obligations secured by such Liens does not exceed in the aggregate $1 million.

SECTION 3.8. REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

               (a) Upon a Change of Control, each Holder of the Notes shall have the right to require that the Company repurchase such Holder's Notes at a repurchase price in cash equal to 101 % of the principal amount thereof plus accrued interest, if any, to the date of repurchase, in accordance with the terms contemplated in paragraph (b) below.

               (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                    (i) that a Change  of  Control  has  occurred  and that such
               Holder has the right to require the Company to repurchase such Holder's Notes at a repurchase price in cash equal to 101 % of the principal amount thereof plus accrued interest, if any, to the date of repurchase (the "Change of Control Offer");

                    (ii) the  circumstances  and relevant  facts  regarding such
               Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                    (iii) the repurchase date (which shall be a Business Day and be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date");

                    (iv) that any Note not tendered will continue to accrue interest;

                    (v) that interest on any Note accepted for payment  pursuant to the Change of Control Offer shall cease to accrue after the Repurchase Date;

                    (vi) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the paying agent at the address specified in the notice prior to 11:00 a.m. on the Business Day prior to the Repurchase Date;

                    (vii) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                    (viii) that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to then unpurchased portion of the Notes surrendered.

               (c) On the Business Day preceding the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee money sufficient without reinvestment to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes (which must be delivered by 11: 00 a.m. on the Business Day preceding the Repurchase Date) so accepted together with an Officers' Certificate identifying the Notes or portions thereof tendered to the Company. The Trustee shall promptly mail to the Holders of the Notes so accepted payment in an amount equal to the purchase price, and promptly authenticate and mail to such Holders a new
Note in a principal amount equal to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

               (d) The Company will comply with Rule l4e-1 under the Exchange Act and any other applicable laws and regulations in the event that a Change of Control occurs and the Company is required to make a Change of Control Offer.

SECTION 3.9. RESTRICTIONS ON MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

               (a) The Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions), to any Person unless:

                    (i) the  Company  shall  be the  continuing  Person,  or the
               Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume by supplemental indenture all the obligations of the Company under this Indenture and the Notes;

                    (ii) immediately after giving effect to such transaction, no
               Event of Default or event or condition which through the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing;

                    (iii) the Net Worth of the Company or the surviving  entity, as the case may be, on a pro forma basis after giving effect to such transaction, is not less than the Net Worth of the Company immediately prior to such transaction; and

                    (iv) immediately  after giving effect to such transaction on a pro forma basis, the Company or the surviving entity would be able to Incur at least $1 of Debt under Section 3.1(a) hereof.

               (b)  Notwithstanding  the foregoing,  clause (iv) of this Section
3.9 shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors and evidenced by a Board resolution) to change the state of incorporation of the Company, if such transaction does not have as one of its purposes the evasion of the limitations imposed by this Section 3.9.

               (c) Upon any consolidation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with this Section 3.9, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

SECTION 3.10. LIMITATIONS ON SALE/LEASEBACK TRANSACTIONS

               The following provision shall apply only subsequent to the Rating Event Date.

               (a) For so long as any Notes remain Outstanding, the Company shall not, and shall not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or a Subsidiary of any assets which have been or are to be sold or transferred by the Company or such Subsidiary to such Person (a "Sale/Leaseback Transaction") unless: (i) such transaction involves a lease for a term, including renewals, of not more than three years; (ii) such transaction is between the Company or a Subsidiary, on the one hand, and a Subsidiary of the Company on the other hand; (iii) the Company would be entitled to incur Debt secured by a Lien on the assets or property involved in such transaction at least equal in amount to the
Attributable Debt with respect to such Sale/Leaseback Transaction, without equally and ratably securing the Notes, pursuant to Section 3.1 hereof; or (iv) the Company (or the Subsidiary, as the case may be) receives consideration at the time of each such Sale/Leaseback Transaction at least equal to the fair market value of the property sold or otherwise disposed of (determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and the Company or a Subsidiary within 365 days following the later of the date of such Sale/Leaseback Transaction or the receipt of Net Cash Proceeds related thereto, regardless of whether such sale or transfer may have been made by the Company or such Subsidiary, as the case may be, applies, in the case of a sale or transfer for cash, an amount equal to the Net Cash Proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value of the assets so leased at the time of entering into such arrangement (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) to (a) the retirement of Debt of the Company or any Subsidiary owed to a Person other than an Affiliate of the Company or (b) investment in properties or assets that will be used in the business of the Company or a Subsidiary, as the case may be, existing on the Issue Date or in businesses reasonably related thereto.

               (b) To the extent that any or all of the Net Cash Proceeds of any Foreign Sale/Leaseback Transaction is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company will agree to promptly take or cause the applicable Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation). Once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation shall be promptly effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this provision as if such Sale/Leaseback Transaction had occurred on the date of such repatriation.

               (c) To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Cash Proceeds of any Foreign Sale/Leaseback Transaction would have a material adverse tax consequence to the Company, the Net Cash Proceeds so affected may be retained outside of the United States by the applicable Subsidiary for so long as such material adverse tax consequence would continue.

SECTION 3.11. CHANGE IN COVENANTS WHEN NOTES ARE RATED INVESTMENT GRADE

               Notwithstanding the foregoing, subsequent to the Rating Event Date, and provided that no Event of Default or event which with notice or passage of time would constitute an Event of Default shall exist on the Rating Event Date, the provisions and covenants described in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.8 above and clause (iv) under Section 3.9 shall be of no further force and effect and shall cease to apply to the Company and the covenant described in Section 3.10 shall take effect.

                         ARTICLE IV. EVENTS OF DEFAULT.

SECTION 4.1. EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT.

               In case one or more of the following (each, an "Event of Default") with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

               (a) default in the payment of all or any part of the principal, or the Change of Control purchase price or premium, if any, on any of the Notes as and when the same shall become due and payable either at Maturity, upon any redemption or required repurchase, by declaration or otherwise; or

               (b) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

               (c) an event of default, as defined in any indenture or instrument evidencing or under which the Company or any Significant Subsidiary has at the date of this Indenture or shall hereafter have outstanding any Debt, shall happen and be continuing and either (i) such default results from the failure to pay principal of such Debt in excess of $10 million at final maturity of such Debt or (ii) as a result of such default, the maturity of such Debt shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 30 days and the principal amount of such Debt of the Company or any Significant Subsidiary in default, or the maturity of which has been accelerated aggregates $10 million or more; provided that such default shall not be an Event of Default if such Debt is Debt of a Significant Subsidiary, is Non-Recourse to the Company in respect of the amounts not paid or due upon acceleration and the Company could, at the time of default, Incur at least $1 of Debt under Section 3.1(a) hereof; or

               (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this
          Section 4.1 specifically dealt with or which expressly has been included in the Base Indenture solely for the benefit of Debt Securities of a series other than the Notes) and such failure continues for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding; or

               (e) a judgment or order for the payment of money shall be rendered against the Company or any Significant Subsidiary in an amount in excess of $3 million (excluding the amount thereof covered by insurance or by bond written by third parties)individually or in the aggregate for all such judgments or orders against all such Persons (treating any deductibles, self insurance or retentions as not so covered) that shall not be vacated, discharged, satisfied or waived, or stayed pending appeal and all such judgments and order remain outstanding and there shall be any period of 30 consecutive days following entry of such judgment or order in excess of $3 million or the judgment or order which causes the aggregate amount to exceed $3 million during which a stay of enforcement of such judgment or order by reason of a pending appeal or otherwise, shall not be in effect; provided, that such a judgment or order shall not be an Event of Default if such judgment or order is against a Significant Subsidiary and does not require any payment by the Company and the Company could, at the expiration of the applicable 30 day period, Incur at least $1 of Debt under Section 3.1(a) hereof; or

               (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (g) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors;

then, and in each and every such case (other than an Event of Default with respect to the Company specified in Section 4.1(f) or 4.1(g) hereof), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders of the Notes), may declare the entire principal of all the Notes and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on Defaulted Interest, at the rate of 9.75% per annum, to date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under this Indenture, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults (except, unless theretofore cured, a default in payment of principal of, or Change of Control purchase price or premium, if any, or interest on, the Notes) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

               If an Event of Default specified in Section 4.1(f) or 4.1(g) hereof occurs with respect to the Company, the principal of and accrued interest on the Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

                            ARTICLE V. MISCELLANEOUS.

SECTION 5.1. REFERENCE TO AND EFFECT ON THE BASE INDENTURE.

               This Supplemental Indenture shall be construed as supplemental to the Base Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Base Indenture. Except as set forth herein, the Base Indenture heretofore executed and delivered is hereby (i) incorporated by reference in this Supplemental Indenture and (ii) ratified, approved and confirmed.

SECTION 5.2.  WAIVER OF CERTAIN COVENANTS.

               The Company may omit in any particular instance to comply with any term, provision, or condition set forth in Article III hereof if the Holders of a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

SECTION 5.3. RANKING.

               Notes   authenticated   and  delivered  under  this  Supplemental
Indenture are neither senior nor subordinate in right of payment to the 2004 Senior Notes.

SECTION 5.4. DEFEASANCE OF CERTAIN OBLIGATIONS.

               The Company may omit to comply with any term, provision, or condition set forth in Article III hereof, Section 4.1(d) hereof as it relates to the covenants in Article III hereof and Sections 4.1(c) and 4.1(e) hereof shall be deemed not to be Events of Default if

               (A) with reference to this Section 5.4, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 of the Base Indenture) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes,
          (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in this Section 5.4 money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee the principal of, premium, if any, and each installment of principal and interest on the Notes at the maturity date of such principal or installment of principal or interest in accordance with the terms of this Indenture and the Notes;

               (B) the Company has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 5.3 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or
          Section 15 of the New York Debtor and Creditor Law;

               (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default with respect to the Notes, or event that after the giving of notice or lapse of time or both would become an Event of Default with respect to the Notes, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

               (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

SECTION 5.5. SUPPLEMENTAL INDENTURE MAY BE EXECUTED IN COUNTERPARTS.

               This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 5.6. EFFECT OF HEADINGS.

               The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5.7. GOVERNING LAW.

               THIS SUPPLEMENTAL INDENTURE AND THE NOTES ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[Seal]                                 COGENTRIX ENERGY, INC.

                                       By:    /s/ THOMAS F. SCHWARTZ
                                           ---------------------------
                                       Name:  Thomas F. Schwartz
                                       Title: Senior Vice President -
                                              Finance and Treasurer

Attest:

   /s/LORI M. TOOLE
--------------------------
Name:  Lori M. Toole
Title: Assistant Secretary

                                      FIRST UNION NATIONAL BANK,
                                      as Trustee

                                      By:    /s/ DONNA J. FLANAGAN
                                           ---------------------------
                                      Name:  Donna J. Flanagan
                                      Title: Vice President

STATE OF   New York      )
                         ) ss.:
COUNTY OF  New York      )

               On this 20th day of October, 1998, before me personally came Thomas F. Schwartz, to me known, who, being by me duly sworn, did depose and say that he/she is a Senior Vice President of COGENTRIX ENERGY, INC., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                               /s/ ALICE NOLL
                                               --------------
                                               Notary Public

STATE OF   New York      )
                         ) ss.:
COUNTY OF  New York      )

               On this 20th day of October, 1998, before me personally came Donna Flanagan, to me known, who, being by me duly sworn, did depose and say that he/she is a Vice President of FIRST UNION NATIONAL BANK, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               /s/ ALICE NOLL
                                               --------------
                                               Notary Public

                                                                      SCHEDULE I



                            PARTICULAR TERMS OF NOTES

MATURITY:    The Notes will mature on October 15, 2008.

INTEREST:    The interest rate per annum on the Notes shall be 8.75%.

REDEMPTION:  The Notes will be  redeemable at the option of the Company prior to maturity subject to the terms set forth in the Indenture. The Notes are not subject to a sinking fund.

                                    EXHIBIT A
                            TO SUPPLEMENTAL INDENTURE

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE
EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT,
(d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $250,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASERS FROM IT OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(A) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.08 OF THE BASE INDENTURE AND (IV) THIS

GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

                                 [Face of Note]

[This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof. This Note may not be transferred to, or registered or exchanged for Notes registered in the name of, any Person other than the Depository or a nominee thereof, and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Note shall be a Global Note subject to the foregoing, except in such limited circumstances.]

                             COGENTRIX ENERGY, INC.
                                                                CUSIP
                           8.75% SENIOR NOTE DUE 2008

No.  R-1                                                            $

               COGENTRIX ENERGY, INC., a corporation duly organized and existing under the laws of the State of North Carolina (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $ on October 15, 2008, and to pay interest thereon from October 20, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15 of each year, commencing on April 15, 1999, at the rate of 8.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

               [Payment of the principal of and any such interest on this Note shall be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register; provided further that if the Holder hereof has given wire transfer instructions to the Company and its Paying Agent prior to the applicable Record Date for any such payments, payment of the principal of and any interest on this Note shall be made by wire transfer of immediately available funds to the accounts specified by the Holder.] [TO BE INSERTED IN GLOBAL NOTES -- Payments of principal, premium, if any, and any such interest on this Note shall be made by wire transfer of immediately available funds to the Depository Trust Company or its nominee as the registered owner thereof.]

               REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF. SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

               This Note shall not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under said Indenture.

IN WITNESS WHEREOF, this instrument has been duly executed in accordance with the Indenture.

                                       COGENTRIX ENERGY, INC.

Date Issued:                           By:______________________________
                                             Name:
                                             Title:

Attest:

By:___________________

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

                                           FIRST UNION NATIONAL BANK, as Trustee

                                           By:___________________________
                                               Authorized Officer

                                [Reverse of Note]

                             COGENTRIX ENERGY, INC.

                           8.75% Senior Notes due 2008

               This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued in one or more series under an Indenture, as supplemented by the First Supplemental Indenture thereto, each dated as of October 20, 1998 (collectively herein called the "Indenture"), between the Company and First Union National Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $420,000,000.

               These Securities may be redeemed, in whole or in part, at the Company's option at any time prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to (i) the then outstanding principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the date of redemption plus (ii) a premium equal to the excess of (A) the present value at the time of redemption of the principal amount of the Securities being redeemed plus any required interest payments due on the Securities being redeemed through Stated Maturity computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the then outstanding principal amount of the Securities being redeemed.

               In the event of a redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the portion hereof not so repurchased shall be issued in the name of the Holder hereof upon the cancellation hereof.

               The Indenture  contains  provisions for defeasance at any time of
(a) the entire indebtedness of this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

               If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request and offer of indemnity. The foregoing shall apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

               The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any integral multiple of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Security shall cease to accrue upon the date duly fixed for redemption of this Security.

               In the event of a Change of Control prior to the Rating Event Date, the Company has the obligation, subject to certain conditions, to offer to purchase the Securities at 101% of the principal amount thereof plus accrued interest to the date of purchase in accordance with the procedures set forth in the Indenture.

               The Company, the Trustee, and any authorized agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

               No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the for the issue hereof, expressly waived and released.

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

               This is one of the Notes referred to in the within-mentioned Indenture.

                                       FIRST UNION NATIONAL BANK, as Trustee


                                       ________________________
                                       Authorized Signatory

                                      [FORM OF ASSIGNMENT]

To assign this Note, fill in the form below:

               I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

          and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________

Your Signature:___________________

Signature Guarantee:______________________________
                        (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

  1 __ acquired for the undersigned's own account, without transfer; or

  2 __ transferred to the Company; or

  3 __ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

  4 __ transferred pursuant to an effective registration statement under the Securities Act; or

  5 __ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

  6 __ transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements; or

  7 __ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

------------------------------
Signature
Signature Guarantee:

-------------------------           ------------------------------
(Signature must be guaranteed)              Signature

------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

               The following increases or decreases in this Global Note have been made:

                                                              Principal Amount of      Signature of
Date of     Amount of decrease in    Amount of increase in    this Global Note         authorized signatory
Exchange    Principal Amount of      Principal Amount of      following such           of Trustee or
            this Global Note         this Global Note         decrease or increase     Securities Custodian
--------    ---------------------    ----------------------   --------------------     --------------------


                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Cogentrix Energy
9405 Arrowpoint Boulevard
Charlotte, North Carolina 28273-8110

First Union Bank of North Carolina
230 South Tryon Street, 11th Floor
Charlotte, North Carolina 28288-1153

               Re: 8.75% SENIOR NOTES DUE 2008

               Reference is hereby made to the Indenture, dated as of October 20, 1998 (the "Indenture"), between COGENTRIX ENERGY, INC., as issuer (the "COMPANY"), and First Union Bank of North Carolina, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               ______________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to __________ (the "Transferee"), as further specified in Annex A hereto. In Connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

               1. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

               2. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial
Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

               3. |_| CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

               (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on Definitive Notes and in the Indenture and the Securities Act.

               4. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

               (a) |_| CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (b) |_| CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed
Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c) |_| CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                         [Insert Name of Transferor]


                                         _____________________________________
                                         By:
                                         Name:
                                         Title:

Dated: ____________, ___

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

         [CHECK ONE OF (a) OR (b)]
         (a)  |_|  a beneficial interest in the:

                  (i) |_| 144A Global Note (CUSIP    ), or

                  (ii) |_|  Regulation S Global Note (CUSIP    ), or

                  (iii) |_|  IAI Global Note (CUSIP_____), or

         (b)  |_|  a Restricted Definitive Note.

2.  After the Transfer the Transferee will hold:

                   [CHECK ONE]

         (a) |_|  a beneficial interest in the:

                 (i) |_| 144A Global Note (CUSIP    ), or

                 (ii) |_| Regulation S Global Note (CUSIP     ), or

                 (iii) |_| Unrestricted Global Note (CUSIP    ); or

         (b)  |_|  a Restricted Definitive Note; or

         (c)  |_|  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Cogentrix Energy
9405 Arrowpoint Boulevard
Charlotte, North Carolina 28273-8110

First Union Bank of North Carolina
230 South Tryon Street, 11th Floor
Charlotte, North Carolina 28288-1153

               Re: 8.75% SENIOR NOTES DUE 2008

               Reference is hereby made to the Indenture, dated as of October 20, 1998 (the "Indenture"), between COGENTRIX ENERGY, INC., as issuer (the "COMPANY"), and First Union Bank of North Carolina, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               ____________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

               1.  EXCHANGE  OF  RESTRICTED   DEFINITIVE   NOTES  OR  BENEFICIAL
INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

               (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (b) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an

Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (c) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (d) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               2.  EXCHANGE  OF  RESTRICTED   DEFINITIVE   NOTES  OR  BENEFICIAL
INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

               (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

               (b) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note or |_| IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                [Insert Name of Owner]



                                                By:__________________________
                                                   Name:
                                                   Title:


Dated: _____________, ____

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Cogentrix Energy
9405 Arrowpoint Boulevard
Charlotte, North Carolina 28273-8110

First Union Bank of North Carolina
230 South Tryon Street, 11th Floor
Charlotte, North Carolina 28288-1153

               Re: 8.75% SENIOR NOTES DUE 2008

               Reference is hereby made to the Indenture, dated as of October 20, 1998 (the "Indenture"), between COGENTRIX ENERGY, INC., as issuer (the "COMPANY"), and First Union Bank of North Carolina, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In  connection  with  our  proposed   purchase  of  $____________
aggregate principal amount of:

               (a) |_| a beneficial interest in a Global Note, or

               (b) |_| a Definitive Note,

we confirm that:

               1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

               2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

               3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               5. We are  acquiring  the Notes or  beneficial  interest  therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                      [Insert Name of Accredited Investor]


                                       By:______________________________
                                          Name:
                                          Title:


Dated:__________________, ____



                                      D-2